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                                                                   EXHIBIT 21.1


California Hotel and Casino
Significant Subsidiaries


Mare-Bear, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0203692

Sam-Will, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0203673

Eldorado, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0093922

MSW, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0310765